Exhibit 99.4

AMERICAN TECHNOLOGY CORPORATION ANNOUNCES NEW PRODUCTS AND BUSINESS RELATIONSHIPS AT ANNUAL MEETING OF SHAREHOLDERS

New Management Team Provides Updated Business and Revenue Guidance

SAN DIEGO, California, April 29, 2005- American Technology Corporation (NASDAQ: ATCO), ) a leading innovator of proprietary sound reproduction technologies and products, announced revenue for the three and six months ended March 31, 2005, and new products and business relationships at its Annual Meeting of Shareholders held yesterday in San Diego.

The formal business of the meeting included the ratification of BDO Seidman, LLP, as the Company's independent auditors for its fiscal year ending September 30, 2005, the approval of a new equity incentive plan, and the election of Elwood G. Norris, Kalani Jones, Richard M. Wagner, David Carter and Daniel Hunter to the Board of Directors. After the conclusion of the formal business of the meeting, Elwood G. Norris, founder, chairman and chief executive officer, Kalani Jones, president and chief operating officer, Bruce Gray, vice president of the company's Business Group (now renamed, the Commercial Products Group), and Carl Gruenler, vice president of the company's Government and Force Protection Systems Group (Government Group), gave business and technology presentations.

MEETING HIGHLIGHTS BY PRESENTERS

Elwood G. Norris - Founder, Chairman & CEO

•	One year ago, ATC began turning its revolutionary sound reproduction technologies into products, recording $5.8 million in revenue in fiscal 2004.
•	To date, ATC has received orders for over $8.0 million in products and services since the beginning of fiscal 2005.
•	ATC is unique in its corporate mission and believes its sound reproduction technologies have the potential to create many new products and markets.
•	ATC intends to be the driving force in creating and reaping the rewards of Shaping the Future of Sound®.

Kalani Jones - President and COO

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ATC's strength is its ability to innovate and create valuable sound reproduction intellectual property, technology and products that produce a significant competitive advantage for ATC and its customers.

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Through ATC's two operating divisions, the Commercial Products Group and the Government Group, ATC is focused on bringing products incorporating its core HyperSonic Sound® (HSS®), NeoPlanar® and LRAD™ technologies to large growing markets that have the potential to produce, over time, greater than $100 million annually to ATC.

•	Intellectual property in the form of patents, patent filings, trademarks and registered trademarks are critical to the Company's success. " ATC has hired a fulltime patent attorney, Cliff Thompson.
•	ATC expects to continue investing in advancing and protecting its intellectual property.
•	ATC expects to continue funding the research and development of new sound reproduction technologies and products.
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The Commercial Products Group is focused on selling ATC's proprietary sound reproduction products to companies in the digital signage, display and consumer markets through national and international distribution partners.

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The Government Group is focused on selling LRAD and NeoPlanar-based products through the force protection and mass notification markets to national and international governments, military agencies, and commercial companies.

Bruce Gray - Vice President of the Commercial Products Group

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Group strategy: Selling HSS and NeoPlanar products directly to large integrators and small stocking resellers in North America and Europe, while adding authorized resellers in North America, and increasing licensing and OEM sales.

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Announced a new partnership with the U.S. Audio Video Group (USAV), a national association of leading professional audio/video solutions providers headquartered in Denver. USAV has selected ATC as its sole provider of directional sound products. USAV and its 25 individual dealers will expand the availability of ATC's sound reproduction products throughout North America.

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Announced SoundVector™, a patent-pending technique by which sound pressure waves from a single conventional loudspeaker system are redirected to create, 1) canceling waves, and 2) reinforcing waves. SoundVector eliminates sound waves in the rearward direction and nearly doubles the sound volume in the forward direction.

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One year ago, ATC's efforts in the digital signage market were limited to promotions, market development, and early-stage pilot programs. Today, pilots are being completed and projects are at the bid stage with several accounts reaching the end of the "sales funnel" process.

•	In the last thirty days, the Commercial Products Group has received over 500 inbound sales inquiries, 19 new RFQ's (requests for quotes) and has released 7 formal bids.
•	Provided a preview of ATC's new look to the Company's new website, tradeshow booth, and marketing materials. The new website is scheduled to go on-line this summer.

Carl Gruenler - Vice President of the Government and Force Protection Group (Government Group)

•	Group mission: To be the pre-eminent acoustic provider for force protection and new-generation intelligibility solutions to the worldwide security and mass notification markets.
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Focused on selling versions of the company's LRAD, hardened NeoPlanar products, and incorporating HSS technology to create new parametric-enabled devices. All of these technologies and products provide intelligibility and directionality over distance.

•	Focused on selling into the following markets:
•	Anti-terrorism/force protection (AT/FP) for low intensity conflict/military operations other than war, critical infrastructure and border force protection, and law enforcement.
•	Mass notification/public address systems for outdoor emergency response and notification, and indoor use for general announcing in difficult sound environments.
•	Engineered solutions that design around critical infrastructure requirements, integrate companion technologies, and solve difficult acoustic challenges.
•	The Government Group is partnering with U.S. and international companies on teaming agreements, prime vendor contracts, and customer direct, through completed contracts.
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Current customers with product deployments include the U.S. Army, U.S. Marine Corps, U.S. Navy, U.S. Coast Guard, U.S. Border Patrol, Port Authority New York/New Jersey, New York Police Department and many others.

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Prospective customers of the Government Group include Department of Defense agencies, national and international government agencies, local, national and international law enforcement agencies, and commercial interests.

•	Announced SoundSaber™, a new version of ATC's hardened NeoPlanar technology for providing intelligibility in challenging acoustic environments.
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Introduced NeoPlanar-based Sound Sentinel™ for the mass notification market. Sound Sentinel provides intelligibility in excess of 500 yards, communicates effectively over high ambient noise, controls unnecessary noise pollution, eliminates OSHA noise hazards close to the device, and addresses rapid multi-language effective communications.

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Announced working relationship with global partner, Tyco/ADT Security Systems, on marketing and deploying Sound Sentinel. ATC and Tyco/ADT Security Systems are partnering to address federal, state, and local governments and agencies.

•	Announced ATC has received the first of several expected Sound Sentinel orders from Tyco/ADT Security Systems. The initial order is worth $356,000.
•	LRAD, and new members of the LRAD products family, such as the recently announced MRAD, continue to be the main focus and revenue generator for the Government Group and ATC.
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LRAD is a highly effective non-lethal capability for hailing and warning intelligibly at distance, waterside force protection, crowd control, area denial, clearing buildings, humanitarian operations, psyops, and other applications.

•	LRAD warns, communicates effectively, affects behavior, determines intent, and supports immediate escalation of non-lethal capability.
•	LRAD has incorporated pan and tilt functionality, and can be networked and remotely operated, and integrated with surveillance, detection and tracking capabilities.
•	The majority of the LRADs currently in the field are being used to support Operation Iraqi Freedom.
•	ATC is working with the Department of Defense to facilitate increasing LRAD orders and to make LRAD eligible for funded programs of record.
•	ATC has received follow-on commercial LRAD orders from the cruise line industry with further orders expected.
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The Government Group is working with U.S. and international partners on deploying LRAD, and enhanced versions of LRAD, in critical infrastructure AT/FP applications for industrial and military complexes, dams, bridges, tunnels, airports, water treatment facilities, communications towers, oil pipelines, refineries, terminals, platforms, power plants, seaports, warships, commercial shipping, and border protection.

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ATC believes the economic justification for large, networked LRAD deployments includes substantial cost avoidance from revenue interruption, costs of repair, and the impact to markets, the environment, and national and international economies.

Kalani Jones concluded the management presentation with the following:

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The Government Group is expected to contribute the majority of the Company's revenue this fiscal year. " The Commercial Products Group expects to land its first large digital signage deal this calendar year.

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Because ATC is in the early stages of creating new markets and enhancing traditional markets with its sound reproduction technologies and products, quarterly revenues are expected to be uneven while annual revenue is expected to grow significantly year over year.

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For the second fiscal quarter (for the period ended March 31, 2005) the Company expects to report over $2.8 million in revenue. Revenue for the six months ended March 31, 2005 is expected to be approximately $7.2 million. Form 10-Q, for the period ended March 31, 2005, is scheduled for filing on or before May 10, 2005.

"Beyond the products and business relationships we announced at yesterday's meeting, we are also working on new extensions of our sound reproduction technologies. One of these extensions includes new directional sound products for replacing today's hazard signals, back-up alarms, sirens and train whistles," said Jones. "This is just one of many areas where we are Shaping the Future of Sound®, creating new markets for our sound reproduction technologies and products which we believe have vast potential for ATC, our shareholders, and our customers."

About American Technology Corporation
American Technology Corporation is Shaping the Future of Sound® by developing, manufacturing and globally distributing its proprietary sound technologies and products which include: the award-winning HSS® (HyperSonic® Sound technology); LRAD™ (Long Range Acoustic Device); NeoPlanar® planar magnetic technology and others. The Company is establishing a strong portfolio of patents, trademarks, and intellectual property including over 160 U.S. and foreign patents and patent filings to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to changes in the sound reproduction industry, our ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products and services by customers, warranty or other claims, the outcome of pending or future litigation, general economic factors and other risks identified and discussed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the Company's current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:

Media Relations: Don Mathias (949) 855-4520 dwmath@aol.com	Investor Relations: Robert Putnam (858) 679-3168 robert@atcsd.com